REVOLVING LINE OF CREDIT LOAN AGREEMENT

THIS AGREEMENT, made as of this 2nd day of May, 2012 by and between **MANHATTAN BRIDGE CAPITAL, INC.**, with offices at 60 Cutter Mill Road, Great Neck, New York 11021 ("**Borrower**"), and **STERLING NATIONAL BANK**, with offices at 650 Fifth Avenue, Fourth Floor, New York, New York 10022 ("**Lender**").

W I T N E S S E T H:

WHEREAS, Lender has committed to make a revolving credit facility available to Borrower in the amount of up to $3,500,000.00 (the **"Loan"**);

WHEREAS, in order to evidence the Loan, Borrower has executed and delivered, on the date hereof, that certain Revolving Credit Line Note in the original principal amount of up to $3,500,000.00 (the **"Note"**);

WHEREAS, in order to secure the Note, Borrower has executed and delivered, on the date hereof, that certain Pledge and Security Agreement (the **"Pledge"**, the Note, Pledge, this Agreement and all other documents evidencing or further securing the Loan are herein collectively referred to as the **"Loan Documents"**).

NOW THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

1. The Loan.

   a. Lender hereby agrees with Borrower that Lender will lend and re-lend to Borrower, from time to time as hereinafter set forth, and subject to and on the terms and conditions set forth herein, principal amounts (each, an "**Advance**"; collectively the "**Advances**") in minimum amounts of not less than **Fifty Thousand and 00/100 ($50,000.00) Dollars** and in no event to exceed an aggregate principal amount outstanding at any one time of **Three Million Five Hundred Thousand and 00/100 ($3,500,000.00) Dollars**, all of which Advances are to be evidenced by the Note and secured by the Pledge. Notwithstanding the foregoing, an Advance may be for less than **Fifty Thousand and 00/100 ($50,000.00) Dollars**, provided that the then un-advanced portion of the Loan is less than **Fifty Thousand and 00/100**

($50,000.00) Dollars in which event the amount of such Advance shall not be less than the then un-advanced portion of the Loan. From and after the Maturity Date or the occurrence of any Event of Default under the Note, Lender shall have no obligation to make, and Borrower shall not be entitled to request or receive, any further Advances.

b. Borrower irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received by Lender from or on behalf of Borrower. Borrower hereby irrevocably agrees that Lender shall have the continuing exclusive right to apply any and all payments received at any time or times hereafter against any sums or charges due by Borrower under the Note in such manner and order as Lender may determine in its sole discretion.

2. Purpose of the Loan; Limitations on Advances. Lender and Borrower agree that all Advances of the Loan shall be used exclusively to fund short term commercial mortgage loans constituting first liens (each a "Mortgage Loan" and each secured by a "Mortgage") made by Borrower to independent arms-length third party mortgagors to fund acquisition or construction by such mortgagors of investment real estate in the Metropolitan New York Area. All aspects of each Mortgage Loan shall be approved by Lender, in it sole discretion. In no event shall any proceeds of the Loan be used for any other purpose. The maximum amount of any Advance secured by a specific Mortgage Loan shall be equal to the lesser of seventy percent (70%) of (i) the appraised value of the mortgaged premises, or (ii) the unpaid principal balance of the Mortgage Loan. Lender reserves the right, in its sole and absolute discretion, to reduce this percentage based upon the creditworthiness of the mortgagor, or any other factor Lender deems relevant, any or all of which shall be determined by Lender in its sole and absolute discretion. Lender also reserves the right to conduct an inspection of the premises securing the Mortgage Loan to be funded by Lender, which inspection must be in all respects satisfactory to Lender, in its sole and absolute discretion. Borrower agrees to cooperate with Lender to facilitate any inspection Lender deems necessary. Mortgage Loans more than 30 days past due or outstanding for more than 18 months are ineligible for funding. Within 5 days of demand by Lender, Borrower shall reduce the Loan by the amount of the Advances outstanding for any Mortgage Loan which subsequently becomes more than 30 days past due or outstanding for more than 18 months.

3. Conditions to Lender's Obligation to Make Advances.

The obligation of the Lender to make Advances hereunder is subject to the satisfaction of the following conditions (any of which may be waived in writing by Lender), at the time of making each Advance:

a. there shall exist no default or "Event of Default" under the Note, the Pledge or any of the other Loan Documents, and no event shall have occurred which, with the passage of time and/or the giving of notice, or both, would constitute a default or "Event of Default" under the Note, Pledge, or any of the other Loan Documents;

b. The representations and warranties of Borrower contained in this Agreement and/or contained in the Loan Documents shall be true and correct as of the date of each Advance;

c. No more than 20% of Mortgage Loans shall have been outstanding for more than one year;

d. Mortgage Loans to any one affiliated group may not exceed 25% of Borrower's capital or 25% of the total portfolio of outstanding Mortgage Loans;

e. Construction loans with open permits shall not exceed 40% of outstanding Mortgage Loans;

f. There shall be no pending or threatened lawsuits or claims against Borrower or any guarantor of the Loan which, in the opinion of Lender, would impair the credit of Borrower or any guarantor or its or his ability to repay the Loan;

g. There shall have been no adverse change in the financial or business condition or outlook of Borrower or any guarantor of the Loan;

h. The sum of (1) the Advance requested and (2) the aggregate amount of all Advances then outstanding pursuant to this Agreement shall not exceed **Three Million Five Hundred Thousand and 0/100($3,500,000.00)**;

i. Lender shall have received from Borrower at least three (3) business days prior to the date of the proposed Advance: (A) a request for an Advance substantially in

the form of <u>Exhibit "A"</u> annexed hereto specifying the amount and the date of the proposed Advance; such request for an Advance shall be in writing and shall be deemed given when actually received by Lender; (B) a completed and signed Borrowing Base Certificate in form annexed hereto as <u>Exhibit "B"</u>; (C) a certificate signed by Borrower, certifying that (1) the representations and warranties set forth in Section 4 hereof are true and correct as of the date of the proposed Advance, (2) there exists no default under the Loan Documents, or condition which, with the passage of time or the giving of notice or both would constitute a default under any of the Loan Documents, and that (3) the requested Advance shall be used only for permitted purpose as set forth in Section 2 hereof, and (D) detailed information concerning the Mortgage Loan to be funded including, without limitation:

(1) a copy of the proposed mortgage, promissory note(s), loan guarantees and other legal documents relative to the Mortgage Loan to be funded by the Advance;

(2) a copy of the rent roll for the property to be encumbered by the Mortgage to be funded;

(3) for any Advance in excess of $250,000.00, a copy of the appraisal for the property covered by the Mortgage. The appraisal must conform to current banking standards and regulations and must be satisfactory to Lender in all respects;

(4) A copy of an Phase-I Environmental Report for the subject property, when Lender deems appropriate;

(5) A copy of the title binder relative to the subject property. Any exceptions to title must be acceptable to Lender's counsel;

(6) Financial and credit information of the mortgagor which supports the ability of the mortgagor to pay the Mortgage Loan, as determined by Lender in its sole discretion;

(7) Copies of all current or proposed leases affecting the subject property;

(8) At Lender's option, an owner's estoppel certificate for any Mortgage Loan in excess of $300,000.00;

j. Simultaneous with the making of the Advance, the Mortgage Loan being funded will be assigned to Lender by

assignment with covenant in form for recording. Borrower will pay all costs of recording. The original mortgage note evidencing the Mortgage Loan, an executed allonge to the mortgage note, any original guarantees thereof, the original title insurance policy, and proof of adequate property and liability coverage will be delivered to Lender prior to or simultaneous with the Advance. Original recorded mortgages will be delivered to Lender upon receipt from the recording office.

k. Lender shall have received such additional documents, receipts, data or information as Lender may require in connection with the Advance or the Loan.

4. Representations and Warranties. Borrower represents and warrants that:

a. Business of Borrower; Authorization. Borrower is and will remain in full compliance with all applicable laws and regulations. Borrower's execution of the Loan Documents will not violate, contravene or constitute a default under any agreement, instrument, order, law, rule or regulation to which Borrower is subject.

b. Binding Effects. The Loan Documents have been duly executed by authorized signatories and constitute valid and binding obligations of Borrower enforceable in accordance with their respective terms.

c. Litigation. Other than matters disclosed to Lender in writing prior to the date hereof, there is no action, suit or proceeding pending or threatened against or affecting Borrower before any court or arbitrator or any governmental body, agency or official against the Borrower.

d. Disclosure. All statements contained in this Agreement and all information, reports ad other papers and data furnished to Lender by Borrower in connection with this Agreement are accurate, correct and complete in all material respects.

e. Financial Statements. All financial statements of Borrower which have been or may be delivered to Lender are complete and fully and fairly reflect Borrower's financial condition as of the date(s) thereof. There has been no adverse change in Borrower's financial position since the Loan was applied for. Borrower has good marketable title to all assets reflected in such financial statements except as stated therein.

f. Taxes. Borrower has filed all federal, state, local and foreign tax returns required to be filed and has paid or made provision for payment of all taxes due prior to the date hereof. Borrower will pay when due all taxes, assessments and similar levies including, without limitation, income, franchise and sales taxes imposed on Borrower and/or any of its property. If any documentary or excise tax shall become applicable with respect to this Agreement, the Note, any loan or credit extended hereunder, or any other Loan Documents, Borrower shall promptly pay such tax in full (including interest and penalties, if any) and shall hold the Lender harmless with respect thereto.

g. No Violations. Borrower has complied and will at all times continue to comply with all laws and governmental and private restrictions affecting Borrower or Borrower's assets. Borrower is not, and will not be, as a result of the transactions contemplated by the Loan, in violation of any law or agreement affecting it or its property. There are no defenses, counterclaims or offsets to the obligations contained in the Loan Documents.

h. No Default. The Borrower is not in violation and/or default of any law, rule, regulation, order, writ, judgment, decree, determination, or award applicable to it or any indenture, lease, loan or other agreement to which it is a party or by which it or its properties may be bound or affected.

5. Covenants.

a. During the term of the Loan the Borrower will furnish a written report, on a quarterly basis by the 10th day of each month in which due, which details Borrower's loan portfolio, including principal balances, interest rates, delinquency, status of collection efforts, maturity dates, and an indication of which loans in the portfolio are pledged on other credit facilities. In the event that any Mortgage Loan forming part of the "Collateral" (as defined in the Pledge) becomes 30 days delinquent or is outstanding for more than 18 months, Lender is to be notified immediately.

b. The Borrower agrees that it shall not obtain additional credit (beyond the credit facilities currently in place

and the within facility) for its private lending activities without the prior written consent of Lender, other than short term unsecured loans of up to $200,000.00 from Assar Ran to Borrower.

6. Miscellaneous.

a. Modification. Neither this Agreement nor any portion or provision hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.

b. Venue. Borrower, by accepting this Agreement, hereby waives any right to trial by jury in any legal proceeding related in any way to this Agreement and consents to venue and jurisdiction of any local or federal court located within the State of New York.

c. Notices. All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when presented personally or sent by registered or certified mail as follows:

If to Borrower:

Manhattan Bridge Capital, Inc.
60 Cutter Mill Road
Great Neck, New York 11021

If to Lender:

Sterling National Bank
650 Fifth Avenue, Fourth Floor
New York, New York 10022

Each party may designate a change of address by notice to the other party, given at least fifteen (15) days before such change of address is to become effective. Any written notice sent by registered or certified mail shall be deemed to have been served forty-eight (48) hours after the date it was mailed in accordance with the foregoing provisions. Any written notice may be sent by Lender, Borrower or their respective legal counsel.

d. Invalidity. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be

inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

e. Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns only and is not intended for the benefit of any other party.

f. Captions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purpose of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of the Agreement.

g. Default. Any default under this Agreement shall constitute a default under the Note, the Pledge and other loan documents evidencing and securing, respectively, the Loan. A default shall entitle the Lender to any and all remedies available under any of the instruments evidencing and securing the Loan, including the right to declare the entire principal sum of the Loan then outstanding, and accrued interest, immediately due and payable. All remedies shall be cumulative hereunder and under the Loan Documents.

h. Entire Agreement; Survival. This Agreement and other Loan Documents issued in conjunction herewith or pursuant hereto constitute the entire agreement of the parties and shall continue in full force and effect for so long as Borrower shall be indebted to the Lender and until all obligations of Borrower to the Lender incurred or contracted shall have been fully paid, plus applicable interest, fees, costs and reasonable attorneys' fees. All warranties, representations and agreements of Borrower herein shall survive the making of the Loan contemplated hereby, and shall be deemed made and restated by Borrower at and as of the time of the making of each advance hereunder.

i. Expenses. In addition to any other sums payable by Borrower hereunder, after the occurrence of any Event of Default (as defined in the Pledge), Borrower agrees to pay the Lender's costs of collection and reasonable attorneys' fees incurred in the enforcement of any provision hereof, whether suit be brought or not.

j. Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York without regard to conflicts of law and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

k. Method of Payment. Any Advance given by Lender to Borrower shall be paid by check or wire transfer within five (5) business days after Lender's receipt of request in the form attached hereto and satisfaction by Borrower of all other conditions of an Advance.

7. Lender's Unilateral Discretion as to Advances. Notwithstanding any terms in this Agreement or the Note to the contrary, the enumeration in this Agreement or the Note of specific obligations of Borrower to Lender and/or conditions to the availability of funds under this Loan Agreement or the Note shall not be construed to qualify, define, or otherwise limit Lender's right, power, and ability, at any time, in Lender's sole and absolute discretion, to decline to extend loans to Borrower under this Loan Agreement or the Note. Borrower agrees that its breach of, default under, or inability to satisfy any such enumerated obligations or conditions is not the only basis upon which the Lender may refuse to extend loans under the Note or the Loan Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:

MANHATTAN BRIDGE CAPITAL, INC.

By: ______________________
ASSAF RAN, President

LENDER:

STERLING NATIONAL BANK

By: ______________________
JOHN GALLO
Senior Vice President

STATE OF NEW YORK)
) ss.:
COUNTY OF NEW YORK)

On the 2nd day of May, 2012 before me personally appeared JOHN GALLO, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

BRIAN P. GALLAGHER
NOTARY PUBLIC-STATE OF NEW YORK
No. 02GA4842462
Qualified in Nassau County
My Commission Expires October 31, 2013

STATE OF NEW YORK)
) ss.:
COUNTY OF NEW YORK)

On the 2nd day of May, 2012 before me personally appeared ASSAF RAN, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

RONEN SHIPONI
Notary Public State of New York
No. 02SH6251506
Qualified in Nassau County
Commission Expires 11/14/2015

M:\common\Docs\Sterling\1538.0215\CreditLoanAgr2.wpd

EXHIBIT A

Sterling National Bank
650 Fifth Avenue, Fourth Floor
New York, New York 10022

Attention: John Gallo, Senior Vice President

Re: Request for Advance
Manhattan Bridge Capital, Inc.

Dear Mr. Gallo:

We hereby give you irrevocable notice pursuant to Section 3 of the Loan Agreement dated as of May 2, 2012 between you and us (the "Loan Agreement") that we request an advance as follows:

1. Date of Advance:

2. Amount of Advance:

We hereby confirm that the representations and warranties contained in Section 4 of the Loan Agreement will be true and correct on and as of the date of such Advance with the same force and effect as though made on and as of such date, and that no default or Event of Default under any of the Loan Documents or the Pledge (as such terms are defined in the Loan Agreement), or condition which, with the passage of time or the giving of notice or both, would constitute a default or Event of Default under any of the documents or the Loan Agreement, will exist on such date.

The use for which the Advance is requested is: ____. The information and documents required by § 3.i (1) through (8) of the Loan Agreement are annexed hereto.

All capitalized terms used herein shall have the respective meanings ascribed to them in the Loan Agreement.

Very truly yours,

MANHATTAN BRIDGE CAPITAL, INC.

By: ______________________
ASSAF RAN, President

M:\common\Docs\Sterling\1518.0215\CreditLoanAgr2.wpd

EXHIBIT "B"

		Manhattan Bridge Capital, Inc.					
		BORROWING BASE CERTIFICATE					
			Dated:				
	Gross Loan Portfolio					$ -	
	Less: Loans pledged to others					$ -	
A	Net Loan Portfolio prior BBC					$ -	
B	Add: New Loans since last BBC					$ -	
C	Less: Loans Paid in full since last BBC					$ -	
D	Less: Principal Payments since last BBC					$ -	
E	Ending Loan Portfolio				A+B-C-D	$ -	
	Less: Ineligibles						
F	Mortgage Loans outstanding mor than 180 days from Inception					$ -	
G	Mortgage Loans more than 30 days past due					$ -	
H	Construction Loans with open permits in excess of 40%					$ -	
I	Loans not Secured by 1st Mortgages on real property					$ -	
J	Mortgage Loans to related Borrowers exceeding 25% of Portfolio or Capital					$ -	
K	Mortgage Loans outstanding more than one year and greater than 20% of total loans					$ -	
L	Total Ineligibles				F+G+H+I	$ -	
M	Eligible Loans				E-L	$ -	
N	**Net Loans**	**Available at**	**70%**			$ -	
O	**Appraised Value of Eligible Loans at**		**70%**			$ -	
P	**Maximum Loan Amount**					**$ 3,500,000**	
Q	Revolving Bank Debt from last BBC					$ -	
R	Add: Advances since last BBC						
S	Less: Collection since last BBC						
T	Ending Revolver Balance					$-	
U	Total Bank Debt			**MAX. $3,500,000**		$-	
	Net Available		(Lower of N, O, or P minus U)			$-	

The undersigned certifies that the above information is correct according to our book and records, and the undersigned has no knowledge of any event or condition which constitutes an event of default under the credit arrangements withSterling National Bank.

Manhattan Bridge Capital, Inc.

by:
Authorized Signature

Date: ______________

Title